Exhibit 99.1

Presidio Production Company Announces Third Quarter 2026 Results

Declares increased 3Q 2026 dividend of $0.375 per share ($1.50 per share per year)

FORT WORTH, Texas, November 12, 2026: Presidio Production Company (NYSE: FTW) (“Presidio” or the “Company”) today announced recent highlights and results for the third quarter ended September 30, 2026.

Recent Highlights

●	Declared increased 3Q 2026 dividend of $0.375 per share ($1.50 per share per year)

●	Sold $17.0 million of non-producing leasehold in Oklahoma year-to-date

●	26.1 MBoe/d third quarter net production, an increase of 15% from the second quarter, 13% oil, 58% natural gas, and 29% NGLs

●	$29.1 million of Adjusted EBITDA and reported a net loss attributable to Presidio Production Company of $46.4 million, (reflecting a $66.5 million non-cash, unrealized loss on commodity derivatives)

●	Established dedicated AI product engineering team under Chief Technology Officer Jason Hudak and launched The Gauntlet, the Company’s agentic software development platform

●	Asset Intelligence programs added 3.2% to production in the third quarter

Management Commentary

“Our third quarter results reflect continued execution of our acquisition and optimization strategy,” said Will Ulrich, Chairman and Co-CEO. “Canyon Creek contributed its first full quarter, and our continued focus on improving the performance of our existing assets has allowed us to increase our annualized dividend to $1.50 per share. Each of these steps reinforces the acquisition model we are building to consolidate producing oil and gas assets.”

Chris Hammack, Co-CEO and Director, added: “When we closed Canyon Creek, we said the Arkoma Basin was a place to build scale through consolidation. In our first full quarter operating the assets, we moved the wells onto our production systems, right-sized compression and changed chemical vendors, and Canyon Creek helped lower our lease operating expense per Boe. In October, we added working interest in Arkoma properties where we already operate, our first step in building around that position. Land-and-expand remains the strategy.”

Third Quarter 2026 Financial and Operating Results

All financial metrics in this release reflect the successor period for the three months ended September 30, 2026 and include the Canyon Creek acquisition, which closed in July 2026. Comparisons are to the three months ended June 30, 2026 (Successor), which did not include Canyon Creek.

Third-quarter production averaged approximately 26.1 MBoe/d, or 2,404 MBoe for the quarter, up 15% from 22.8 MBoe/d in the second quarter, comprising approximately 13% oil, 58% natural gas and 29% NGLs. Canyon Creek drove most of the increase.

Total revenue was $57.3 million, up 6% from $54.0 million in the second quarter. The Company’s average realized price was $23.72 per Boe excluding derivatives and $25.49 per Boe including derivatives, reflecting a realized derivative gain of $1.77 per Boe.

Lease operating expense was $9.10 per Boe, down from $9.39 per Boe in the second quarter, primarily reflecting the addition of Canyon Creek production. Production taxes were $1.46 per Boe and ad valorem taxes were $0.53 per Boe, resulting in total operating expense of $11.09 per Boe.

Adjusted EBITDA was $29.1 million, in line with the outlook provided in August.

The Company reported a net loss of $50.7 million, and a net loss attributable to Presidio Production Company of $46.4 million. The net loss primarily reflects a $66.5 million non-cash, unrealized loss from marking the Company’s commodity derivatives to fair value at quarter-end, which did not represent a cash outflow during the quarter and is excluded from Adjusted EBITDA. The net loss was partially offset by a $13.8 million income tax benefit.

Capital expenditures remained minimal at approximately $0.4 million during the quarter, consistent with the Company’s low-reinvestment model.

Quarterly Dividend

The Board approved a quarterly cash dividend of $0.375 per share ($1.50 per share per year), an 11% increase from the second quarter.

The Q3 2026 cash dividend will be payable on December 16, 2026 to stockholders of record as of December 2, 2026.

Future dividends, including the amount and timing thereof, will be declared at the discretion of the Board of Directors and will depend on the Company’s financial condition, results of operations, capital requirements, and other factors the Board deems relevant.

Acquisitions and Growth

The acquisition market remains active. The Company remains focused on opportunities that meet its strategic and return criteria. Presidio’s $1.0 billion ABS Warehouse Facility, led by Goldman Sachs with Citizens Bank, N.A. participating, funded Canyon Creek with an initial $55.0 million draw.

Presidio continues to sell undeveloped acreage. During the third quarter, the Company sold leasehold and mineral interests in Oklahoma for $2.1 million, bringing year-to-date proceeds to $9.9 million. Since quarter-end, the Company has sold an additional $7.1 million of leasehold and mineral interests in Oklahoma, bringing year-to-date proceeds to $17.0 million.

The third quarter was the first full quarter of production from the Canyon Creek assets in the Arkoma Basin, acquired in July 2026 from companies controlled by Vortus Investments and additional sellers.

After quarter-end, the Company acquired additional working interest in Arkoma Basin properties it already operates for approximately $4.3 million, funded with cash on hand. The acquisition builds on the position established through Canyon Creek, consistent with the Company’s land-and-expand strategy.

AI and Asset Intelligence

Presidio uses AI to get more production out of the wells it already owns and to help its employees work more efficiently. The Company plans to run all of its approximately 2,300 operated wells on the same technology platform and to add future acquisitions to this platform.

The Asset Intelligence Group is targeting three to five percent production growth in 2026 across Presidio’s existing asset base. Its programs added approximately 3.2% to production from the Company’s assets in the third quarter. These programs include:

●	Mainspring, the Company’s AI-powered oil and gas operating system, which monitors well-level data, flags production that falls outside expected patterns and sends recommendations to the responsible field engineer

●	AI-controlled plunger lift on 25 wells, which adjusts each well’s plunger cycles based on its own production data rather than a fixed timer

●	A weekend coverage program that uses AI to tell smaller weekend crews which wells to visit first

The Company also used AI to find shut-in wells that would be profitable to restart at lower water disposal rates and then negotiated those rates. The first of these wells came back online in October, and the Company expects to bring back ten more by year-end. In October, Presidio also began using AI to review each day’s workover jobs and flag the ones that need attention.

During the third quarter, Presidio built out its product engineering team under Chief Technology Officer Jason Hudak, adding four software engineers, a head of product, a product manager and an IT lead. The team built The Gauntlet, the Company’s agentic software development platform, where AI agents do much of the coding and testing so a small team can deliver software far faster than it otherwise could.

Capital Structure

As of September 30, 2026, the Company had total debt of $393.2 million, total debt principal outstanding of $400.6 million and Net Debt of $349.4 million. Principal outstanding includes $54.3 million under the ABS Warehouse Facility, which funded the Canyon Creek acquisition.

Based on $349.4 million of Net Debt and last-six-months annualized (L6A) Adjusted EBITDA of approximately $124.5 million, Leverage was approximately 2.8x.

Liquidity

As of September 30, 2026, the Company had $37.4 million of unrestricted cash and no borrowings outstanding under its RBL, which had a borrowing base of $60 million, for total liquidity of approximately

$97.4 million.

Equity Capitalization

As of September 30, 2026, the Company had 29,825,480 shares of Class A common stock and 1,673,757 shares of Class B common stock outstanding, together with 126,628 shares of Series A preferred stock (with an aggregate subscription amount of $126.6 million, including paid-in-kind dividends) and 27,173 shares of Series B convertible preferred stock (convertible into 2,717,300 shares of Class A common stock).

In connection with the closing of the Canyon Creek acquisition in July 2026, the Company issued 1,962,240 shares of Class A common stock to the sellers. Share counts by class are also presented in the condensed consolidated balance sheet below.

Hedging Program

The Company maintains a multi-year commodity hedging program to provide cash flow visibility across oil, natural gas, and NGL production. The hedge position reflects the hedge restructuring executed concurrent with the closing of the business combination, the additional hedge protection added in connection with the ABS refinancing, the hedges entered into in connection with the closing of the Canyon Creek acquisition, and incremental hedges added after quarter-end. The following table summarizes Presidio’s current commodity hedge position as of November 12, 2026.

	4Q26	1Q27	2Q27	3Q27	4Q27	FY28	FY29	Beyond
Oil Swaps
Volume (MBbl)	266	255	248	242	237	887	756	938
Avg. Strike ($/Bbl)	$60.59	$87.90	$108.14	$100.59	$88.02	$63.17	$67.55	$64.38
Natural Gas Swaps
Volume (BBtu)	7,183	6,865	6,624	6,520	6,388	24,143	20,400	57,516
Avg. Strike ($/MMBtu)	$5.30	$4.94	$4.30	$3.43	$3.76	$3.56	$3.58	$3.44
Natural Gas Basis Swaps
Volume (BBtu)	6,961	6,869	6,624	6,523	6,390	23,421	9,468	-
Avg. Strike ($/MMBtu)	$(0.41)	$0.11	$(0.55)	$(0.49)	$(0.40)	$(0.42)	$(0.50)	-
NGL Swaps
Volume (MBbl)	613	593	580	528	517	1,864	1,380	1,316
Avg. Strike ($/Bbl)	$23.14	$24.86	$23.02	$26.76	$25.66	$25.61	$23.50	$21.49

NGL hedges include a combination of individual component hedges and WTI hedges allocated to NGL volumes.

Summary Financial and Operational Data

The following table presents Presidio’s key financial and operational metrics for the third quarter of 2026 on a successor basis (three months ended September 30, 2026). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods that are not directly comparable to the full three-month successor period presented for the third quarter. Accordingly, no comparative prior-period information is presented below. Per-unit metrics are presented on a $/Boe basis.

Three Months Ended September 30, 2026 (Successor)
Production
Net production (MBoe)	2,404
Average daily production (MBoe/d)	26.1
Production mix: oil / gas / NGLs	13% / 58% / 29%
Revenue and Realizations ($/Boe)
Average realized price, excluding derivatives	$23.72
Realized derivative gain (loss)	$1.77
Average realized price, including derivatives	$25.49
Operating Costs ($/Boe)
Lease operating expense	$9.10
Production taxes	$1.46
Ad valorem taxes	$0.53
Total operating expense	$11.09
General and administrative	$3.55
Adjusted general and administrative	$2.50
Depletion, Depreciation & Amortization ($/Boe)
Depletion, oil and gas properties	$6.63
Depreciation and amortization, other	$0.26
Aggregate Financials ($ thousands, except per share)
Total revenue	57,331
Income (loss) from operations	556
Net income (loss)	(50,727)
Net income (loss) attributable to Presidio Production Company	(46,387)
Net income (loss) per Class A share, basic and diluted	$(1.80)
Adjusted EBITDA	29,093
Adjusted Unhedged EBITDA	24,835

Certain amounts are presented in thousands, except per-share data. Adjusted general and administrative excludes non-cash share-based compensation, non-recurring compensation expense related to the Company’s Class B Units and certain non-recurring costs. Adjusted General and Administrative Expense, Adjusted EBITDA and Adjusted Unhedged EBITDA are non-GAAP measures; see “Non-GAAP Financial Measures and Reconciliations.”

Average realized prices by product for the three months ended September 30, 2026 (Successor), before and after the impact of derivatives settled in cash, were as follows:

Three Months Ended September 30, 2026 (Successor)	Excluding Derivatives (Pre-Hedge)	Including Derivatives (Post-Hedge)
Oil ($/Bbl)	$82.60	$60.02
Natural gas ($/Mcf)	$1.46	$3.51
NGLs ($/Bbl)	$26.57	$18.72
Total ($/Boe)	$23.72	$25.49

Conference Call Information

Presidio reported its third quarter 2026 results on Thursday, November 12, 2026, and will host a conference call to discuss the results the following morning, Friday, November 13, 2026 at 10:00 AM Eastern Time (9:00 AM Central Time). A live webcast and replay will be available on the Investor Relations section of the Company’s website at https://ir.bypresidio.com/. The call may be accessed by dialing (877) 407-0779 (U.S.) or (201) 389-0914 (international); conference code 13763581. A replay of the call will be available shortly after the call by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (international); passcode 13763581. The replay will be available through Friday, November 27, 2026.

About Presidio Production Company

Headquartered in Fort Worth, TX, Presidio Production Company (NYSE: FTW) is a yield-focused, differentiated oil and gas operator in the United States focused on the acquisition and optimization of producing oil and natural gas wells. Presidio applies engineering expertise and AI-driven analytics to enhance performance and extend asset life. The Company’s Class A common stock is listed on the New York Stock Exchange under the ticker symbol “FTW”. To learn more, visit https://bypresidio.com/.

Non-GAAP Financial Measures and Reconciliations

This press release includes Adjusted EBITDA, Adjusted Unhedged EBITDA, Adjusted General and Administrative Expense, Leverage and Net Debt, which are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

Presidio defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) depreciation, depletion, amortization and accretion, (3) unrealized loss (gain) on derivative instruments, (4) non-cash share-based compensation, (5) non-recurring compensation expense related to our Class B Units, (6) (gain) loss on sale of assets, net, (7) loss on ARO liabilities, (8) change in fair value of earnout liability, (9) loss on early extinguishment of debt, (10) income tax expense (benefit), (11) acquisition and transaction costs, and (12) certain non-recurring costs that management does not consider indicative of ongoing performance.

Adjusted EBITDA is used as a supplemental financial performance measure by Presidio management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to evaluate our operating performance and Presidio’s results of operations from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these items and related amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual items. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

Presidio defines Adjusted Unhedged EBITDA as Adjusted EBITDA further adjusted to remove realized gains and losses on derivative instruments. This measure is intended to show our operating results without the impact of our hedging program. Management believes Adjusted Unhedged EBITDA is an important metric that provides valuable insight into the Company’s underlying operational performance by removing the effects of financing decisions, non-cash charges, and hedging activities. Adjusted Unhedged EBITDA is a supplemental non-GAAP measure and may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA and Adjusted Unhedged EBITDA are not substitutes for, and should be considered in addition to, net income (loss), cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and Adjusted Unhedged EBITDA as presented may not be comparable to similarly titled measures of other companies. A reconciliation of Adjusted EBITDA and Adjusted Unhedged EBITDA to net income (loss), the most directly comparable GAAP measure, is provided below.

Presidio defines Adjusted General and Administrative Expense as General and Administrative Expense adjusted to remove non-cash share-based compensation, non-recurring compensation expense related to our Class B Units, and certain non-recurring costs that management does not consider indicative of ongoing performance. This measure is intended to show our General and Administrative Expenses without the impact of non-cash and non-recurring items. Management believes Adjusted General and Administrative Expense is an important metric that provides valuable insight into the Company’s underlying operational performance. Adjusted General and Administrative Expense is a supplemental non-GAAP measure and may not be comparable to similarly titled measures of other companies. A reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense, the most directly comparable GAAP measure, is provided below.

Presidio defines Net Debt as the aggregate principal amount outstanding of the Company’s ABS notes, ABS Warehouse Facility borrowings, RBL borrowings and Trail Dust term loan, excluding lease obligations, less total cash (including restricted cash). Presidio defines Leverage as Net Debt divided by last-six-months annualized (L6A) Adjusted EBITDA, calculated by multiplying Adjusted EBITDA for the most recent six months by two. The Leverage ratio presented in this press release is calculated using Adjusted EBITDA for the six months ended September 30, 2026.

Management believes Net Debt and Leverage are useful to investors, analysts and rating agencies in evaluating the Company’s capital structure and ability to service its indebtedness. Net Debt and Leverage are supplemental non-GAAP measures, should not be considered alternatives to total debt or net income (loss) determined in accordance with GAAP, and may not be comparable to similarly titled measures of other companies. A reconciliation of Net Debt to total debt, the most directly comparable GAAP measure, is set forth below.

Reconciliation of GAAP Financial Measures to Adjusted EBITDA and Adjusted Unhedged EBITDA

The following table reconciles net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA and Adjusted Unhedged EBITDA for the three months ended September 30, 2026 (Successor), for the three months ended June 30, 2026 (Successor) and for the six months ended September 30, 2026 (Successor), which is used to calculate L6A Adjusted EBITDA. The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods that are not directly comparable to the successor periods presented. Accordingly, no comparative prior-period information is presented below.

$ in thousands	Three Months Ended September 30, 2026 (Successor)	Three Months Ended June 30, 2026 (Successor)	Six Months Ended September 30, 2026 (Successor)
Net Income (Loss) (GAAP) (1)	$(50,727)	$15,479	$(35,248)
Depletion, oil and gas properties	15,929	15,130	31,059
Depreciation of other property and equipment	616	859	1,475
Accretion of asset retirement obligation	1,199	1,150	2,349
(Gain) loss from sale of assets	5	(158)	(153)
Loss on ARO liabilities	-	-	-
Unrealized (gain) loss from derivative transactions	66,462	(17,962)	48,500
Change in fair value of earnout liability	(4,531)	2,972	(1,559)
Loss on early extinguishment of debt	-	4,475	4,475
Share-based compensation (2)	2,431	2,219	4,650
Acquisition and transaction costs	3,817	544	4,361
Interest expense	7,576	4,286	11,862
Non-recurring cost (3)	100	221	321
Income tax expense (benefit)	(13,784)	3,961	(9,823)
Adjusted EBITDA	$29,093	$33,176	$62,269
Realized (gain) loss from derivative transactions	(4,258)	(6,861)	(11,119)
Adjusted Unhedged EBITDA	$24,835	$26,315	$51,150

(1)	Reflects total GAAP net income (loss), which includes $4.3 million of net loss attributable to non-controlling interests for the three months ended September 30, 2026, $1.1 million of net income attributable to non-controlling interests for the three months ended June 30, 2026 and $3.3 million of net loss attributable to non-controlling interests for the six months ended September 30, 2026. Net income (loss) attributable to Presidio Production Company was $(46.4) million, $14.4 million and $(32.0) million for those periods, respectively. (2) Includes share-based compensation expense related to restricted stock units. (3) Includes one-time severance fees.

Reconciliation of GAAP Financial Measures to Adjusted General and Administrative Expense

The following table reconciles General and Administrative Expense, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted General and Administrative Expense for the three months ended September 30, 2026 (Successor). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods that are not directly comparable to the full three-month successor period presented for the third quarter. Accordingly, no comparative prior-period information is presented below.

$ in thousands (except per Boe)	Three Months Ended September 30, 2026 (Successor)
General and Administrative (GAAP)	$8,532
Share-based compensation (1)	(2,431)
Non-recurring cost (2)	(100)
Adjusted General and Administrative	$6,001
Adjusted General and Administrative per Boe	$2.50

(1) Includes share-based compensation expense related to restricted stock units. (2) Includes one-time severance fees.

Reconciliation of Net Debt to Total Debt

The following table sets forth the Company’s outstanding debt and reconciles total debt, the most directly comparable GAAP measure, to Net Debt as of September 30, 2026 ($ in thousands).

($ in thousands)	September 30, 2026
ABS III Securitization notes	$344,459
ABS Warehouse Facility	54,335
Citizens RBL (undrawn)	-
Trail Dust term loan	1,846
Equipment financing obligations	1,468
ABS III debt issuance costs, net	(8,207)
ABS Warehouse Facility debt issuance costs, net	(741)
Total Debt (GAAP)	$393,160
Less: Equipment financing obligations	(1,468)
Plus: ABS III debt issuance costs, net	8,207
Plus: ABS Warehouse Facility debt issuance costs, net	741
Principal outstanding (ABS Notes, ABS Warehouse Facility, RBL, Trail Dust)	$400,640
Less: Cash and cash equivalents	(37,436)
Less: Restricted cash	(13,781)
Net Debt	$349,423

Condensed Consolidated Statement of Operations (Unaudited)

The following table presents the Company’s condensed consolidated statement of operations for the three months ended September 30, 2026 (Successor) ($ in thousands, except per share amounts). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods that are not directly comparable to the full three-month successor period presented for the third quarter. Accordingly, no comparative prior-period information is presented below.

Three Months Ended September 30, 2026 (Successor)
Revenues
Oil sales	$26,183
Natural gas sales	12,088
Natural gas liquids sales	18,755
Field services revenue	305
Total revenues	57,331

Three Months Ended September 30, 2026 (Successor)
Operating Expenses
Lease operating expenses	21,881
Production taxes	3,513
Ad valorem taxes	1,283
Depletion, oil and gas properties	15,929
Depreciation and amortization, other	616
Accretion of asset retirement obligation	1,199
General and administrative	8,532
Acquisition and transaction costs	3,817
Cost of field services revenue	-
Loss (gain) on sale of assets	5
Total operating expenses	56,775
Income (loss) from operations	556
Other Income (Expense)
Gain (loss) on commodity derivatives	(62,204)
Change in fair value of earnout liability	4,531
Loss on early extinguishment of debt	-
Interest expense	(7,576)
Other income (expense)	182
Total other income (expense)	(65,067)
Net income (loss) before income taxes	(64,511)
Income tax benefit (expense)	13,784
Net income (loss)	(50,727)
Net income (loss) attributable to non-controlling interests	(4,340)
Net income (loss) attributable to Presidio Production Company	$(46,387)
Less: preferred stock and unvested RSU dividends	(5,443)
Net income (loss) available to Class A common stockholders	$(51,830)
Net income (loss) per Class A share, basic and diluted	$(1.80)
Weighted average Class A shares outstanding, basic and diluted	28,751,538

Condensed Consolidated Balance Sheet (Unaudited)

The following table presents the Company’s condensed consolidated balance sheet as of September 30, 2026 ($ in thousands). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods that are not directly comparable to the successor period presented. Accordingly, no comparative prior-period information is presented below.

($ in thousands)	September 30, 2026
Assets
Cash and cash equivalents	$37,436
Restricted cash	13,781
Accounts receivable, oil and gas	22,567
Accounts receivable, joint interest owners	11,186
Derivative assets, current	48,457
Hedge receivable	7,117
Prepaid expenses and other current assets	2,376
Total current assets	142,920
Oil and natural gas properties, net	743,988
Other property and equipment, net	4,271
Derivative assets, noncurrent	176

($ in thousands)	September 30, 2026
Right-of-use assets	3,464
Deferred tax assets, noncurrent	14,093
Other noncurrent assets	4,819
Total assets	$913,731
Liabilities and Equity
Accounts payable	$14,148
Production taxes payable	5,556
Revenue and royalties payable	32,760
Derivative liabilities, current	25,974
Hedge payable	8,881
Current portion of long-term debt	37,844
Lease liabilities, current	367
Other current liabilities	22,919
Total current liabilities	148,449
Long-term debt, net	355,316
Asset retirement obligations	82,485
Lease liabilities	3,233
Derivative liabilities, noncurrent	34,247
Earnout liability	13,241
Total liabilities	636,971
Series A redeemable preferred stock (126,628 shares)	113,389
Series B convertible redeemable preferred stock (27,173 shares)	24,701
Class A common stock (29,825,480 shares issued and outstanding)	3
Class B common stock (1,673,757 shares issued and outstanding)	-
Additional paid-in capital	219,048
Accumulated deficit	(93,695)
Total stockholders’ equity attributable to Presidio Production Company	125,356
Non-controlling interest	13,314
Total stockholders’ equity	138,670
Total liabilities, redeemable preferred stock and stockholders’ equity	$913,731

Cautionary Note Regarding Hydrocarbon Disclosures

The U.S. Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Presidio uses certain terms in this press release, such as estimated production, reserves estimates, and resource potential, that the SEC’s guidelines may prohibit it from including in filings with the SEC. Investors are urged to consider closely the disclosure in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, when available, each of which may be obtained without charge at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding Adjusted EBITDA, Adjusted Unhedged EBITDA, and other financial and operational results; the payment and maintenance of the Company’s dividend; the Canyon Creek acquisition and its anticipated benefits and returns; the Company’s cost of capital, liquidity and capital structure; the Company’s ABS Warehouse Facility and future borrowings thereunder; the Company’s acquisition pipeline and its ability to identify, finance and complete future acquisitions; the Company’s hedging program; the Company’s leasehold monetization; and the Company’s investment in artificial intelligence, including the development, deployment and potential commercialization of its AI platform and applications, the reactivation of shut-in wells, and the Asset Intelligence production target. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date this press release is issued and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of the Canyon Creek acquisition, which may be affected by, among other things, competition, the ability of the Company to reduce operating costs, grow and manage growth profitably, maintain relationships with customers and suppliers, successfully integrate the Canyon Creek assets into the assets of the Company and retain its management and key employees; (2) the Company’s ability to identify, finance and complete future acquisitions and to realize the anticipated benefits thereof; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) changes in domestic and foreign business, market, financial, political conditions, and in applicable laws and regulations; (6) the ability to meet stock exchange listing standards; (7) the ability of the Company to build or maintain relationships with customers and suppliers and retain its management and key employees; (8) risks related to commodity price volatility and its impact on cash flows and dividend sustainability; (9) risks related to oil and gas operations, including production declines, operational challenges, and regulatory changes; (10) risks related to the Company’s indebtedness and borrowings under the ABS Warehouse Facility and the RBL; (11) the ability to recognize the anticipated benefits of the Company’s investment in artificial intelligence and the development and potential commercialization of its AI platform; (12) risks related to the Company’s ability to pay, maintain or increase dividend payments; and (13) other risk factors described herein as well as the risk factors and uncertainties described in documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and similar sections in its filings with the SEC, and any periodic Exchange Act reports filed with the SEC such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The recipient of this press release should carefully consider the foregoing risk factors and the other risks and uncertainties which will be more fully described in the documents filed by the Company from time to time with the SEC. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

In addition, there may be additional risks that the Company does not presently know, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws.

Information contained on our website is not a part of or incorporated into this press release. Dividends are not guaranteed and may be adjusted, suspended, or discontinued at the discretion of the Board of Directors based on liquidity, legal surplus, business conditions, commodity price volatility, market conditions and other factors.

Notes

(1)	Non-GAAP measure. See “Non-GAAP Financial Measures and Reconciliations” for definitions and reconciliations.

(2)	Debt balances given as principal outstanding and reflect principal outstanding for borrowed money; refer to the Company’s Form 10-Q for additional information.

Presidio Media and Investor Contact:
Connor Fair, Director of Investor Relations
investors@bypresidio.com